SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [X]

Check the appropriate box:
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         14a-6(e)(2))
   [ ]   Definitive Proxy Statement
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   [X]   Soliciting Material under Rule 14a-12

                            Boston Biomedica, Inc.
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             (Name of Registrant as Specified in Its Charter)

                   Boston Biomedica Shareholders Committee
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Contact:
Richard T. Schumacher
Boston Biomedica Shareholders Committee
65 Black Pond Lane, Taunton, MA 02780
508-822-2439 (T)  508-828-6773 (F)
BBICommittee@aol.com


          RICHARD T. SCHUMACHER, FOUNDER AND FORMER CEO/CHAIRMAN OF
           BOSTON BIOMEDICA, INC., ANNOUNCES THE FORMATION OF THE
                   BOSTON BIOMEDICA SHAREHOLDERS COMMITTEE

    Schumacher Nominates Two Candidates for Election as Directors at the
                 Forthcoming Annual Meeting of Shareholders


TAUNTON, Mass., April 10, 2003 - Mr. Richard T. Schumacher, founder and former Chairman and CEO of Boston Biomedica, Inc. (NASDAQ: BBII) today announced the formation of the Boston Biomedica Shareholders Committee (the
"BBI Committee").   The BBI Committee is an unincorporated association with
a principal place of business c/o Richard T. Schumacher, 65 Black Pond Lane, Taunton, MA 02780. The following individuals constitute the BBI
Committee: R. Wayne Fritzsche, Russell B. Richerson, Ph.D., and Richard T. Schumacher.

Mr. Schumacher has nominated Mr. Fritzsche and Dr. Richerson (the "Nominees") for election as directors of Boston Biomedica, Inc. at the forthcoming annual meeting of stockholders. The Nominees have agreed to support Mr. Schumacher's reinstatement as Chief Executive Officer of the Company on the same terms and conditions as were in effect prior to the termination of his employment by the Company or on such other reasonable terms as may be approved by the Board of Directors. Mr. Schumacher has agreed to indemnify the Nominees against any legal fees they incur in connection with any claims that may be brought against them related to their nomination.

"Since my termination on February 13th, I have received calls, letters, and e-mails from numerous employees, colleagues, customers, vendors, friends, and family, many of whom are shareholders in BBI," said Mr. Schumacher. "These individuals have expressed deep disappointment in my termination, they believe it was not in the best interests of BBI stakeholders, and they have requested information on how best to reinstate me as CEO. After a careful review of the various options available, while keeping paramount a desire to minimize any adverse effects on the ongoing business of the Company, it became clear that the best option available would be to nominate two candidates for election to the Board at the forthcoming annual meeting. These two candidates will run against two candidates yet to be proposed by the Company. To this end, I am pleased to announce the nominations of Mr. Fritzsche and Dr. Richerson, two outstanding and well-respected individuals from the life sciences industry, whose experience and expertise can, in my opinion, contribute greatly to the current and future success of BBI."

About Mr. Fritzsche. Mr. R. Wayne Fritzsche, age 54, has been Chief Executive Officer for Fritzsche & Associates, Inc., a technology and strategic consulting firm, since 1991. From 1981 to 1991, Mr. Fritzsche was a partner in the consulting firm of Fritzsche Pambianchi and Associates. Prior to that, Mr. Fritzsche held executive positions in strategic planning, corporate development, acquisitions, licensure, and marketing and sales for such companies as Johnson & Johnson, Hoechst, Warner Lambert, and Carter Wallace.

Over his career, Mr. Fritzsche has assisted numerous biotechnology and healthcare companies in various stages of development with technology assessment, corporate transactions, and capital formation. Mr. Fritzsche has been part of the founding group of a number of life sciences companies, including The Immune Response Company (with Dr. Jonas Salk) and Cortex Pharmaceuticals. Mr. Fritzsche holds a B.S. in chemistry from Glassboro State College (now Rowan University) and an MBA from the University of San Diego. Mr. Fritzsche has served as a Board member for a number of companies and currently serves on the Company's PCT Scientific Advisory Board.

About Dr. Richerson. Dr. Russell B. Richerson, age 51, was Vice President of Diagnostics Research and Development for Prometheus Laboratories, Inc., a specialty pharmaceutical and diagnostics company, from 2001 to 2002; he remains a consultant to the company. From 2000 to 2001, Dr. Richerson was Vice President of Research, Development, and Operations for CellzDirect, Inc. Prior to that, from 1997 to 2000, Dr. Richerson was Vice President of Reagent Research and Development for Ventana Medical Systems, Inc., a supplier of automated diagnostic systems to the pathology market. From 1986 to 1997, Dr. Richerson held various senior management positions of responsibility in cancer, transfusion, and molecular biology diagnostics at Abbott Laboratories. From 1984 to 1986, Dr. Richerson was a Research Director at Pandex Laboratories.

Dr. Richerson's many years of experience in the development of reagents and equipment for the clinical diagnostics market have involved a wide range of responsibilities, including leading the efforts to discover and develop future products as well as identifying and negotiating strategic partnerships. Dr. Richerson holds a B.S. in medical technology from Louisiana State University and a Ph.D. in biochemistry from the University of Texas at Austin. Dr. Richerson has published both manuscripts and abstracts in peer-reviewed scientific journals. Dr. Richerson currently serves on the Company's PCT Scientific Advisory Board.

About Mr. Schumacher. Mr. Richard T. Schumacher, age 52, the founder of Boston Biomedica, Inc., has served as a Director since 1978. He was Chief Executive Officer and Chairman of the Board from 1992 to February 2003 and served as President from the Company's inception to August 1999. In addition to his responsibilities as CEO and Chairman, Mr. Schumacher was the acting General Manager of BBI Diagnostics (a Boston Biomedica business unit) from May 2000 to February 2003; he also led the Pressure Cycling Technology (PCT) Team since the technology was acquired in late 1998. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a non-profit medical research institute associated with Harvard Medical School.

Mr. Schumacher has been an invited lecturer at numerous local, regional, national, and international meetings. He has published widely in the areas of infectious diseases and PCT. In 1987, Mr. Schumacher was the recipient of the AIDS International Research Award from the World Federation of Contraception and Health. Mr. Schumacher has served on the Board of several life sciences companies, as well as local and national professional organizations. Mr. Schumacher holds a B.S. in Zoology from the University of New Hampshire.

                                   ######

Information concerning the participants in any solicitation of proxies by the BBI Committee with respect to the upcoming annual meeting of stockholders of the Company, and their direct or indirect interests, can be found in the Schedule 14A filed by the BBI Committee with the SEC on April 10, 2003, pursuant to Rule 14a-12.

A definitive proxy statement meeting the requirements of Securities Exchange Act Rule 14a-3(a) will be sent or given to security holders before or at the same time as the forms of proxy are furnished to or requested from security holders. Security holders should read the proxy statement when it is available because it will contain important information. Investors will be able to get the proxy statement, and any other relevant documents, for free at the Security and Exchange Commission's website. The proxy statement will be available free from the Boston Biomedica Shareholders Committee, c/o Richard T. Schumacher, 65 Black Pond Lane, Taunton, MA 02780, 508-822-2439, BBICommittee@aol.com.

The BBI Committee is responsible for payment of all costs incurred in the Proxy Contest disclosed in this release. Contributions of up to $500 per person are welcomed by the BBI Committee to help defray these costs. Some or all of these costs may eventually be reimbursed by the Company should the Nominees be elected as Directors. The BBI Committee does not know whether the question of reimbursement will be submitted to a vote of stockholders, but it does think that it should be. (1)

Concerned individuals may contact either Mr. Schumacher or the BBI Committee at 65 Black Pond Lane, Taunton, MA 02780, by telephone at 508-822-2439, by fax at 508-828-6773, or by e-mail at BBICommittee@aol.com.

(1) This paragraph was not included in the press release sent out on April 10, 2003.